Exhibit 32.1



                            CERTIFICATION

 The undersigned as Chief Executive Officer and Chief Financial
 Officer of the Company, does hereby certify that the foregoing
 Quarterly Report of SCIENTIFIC INDUSTRIES, INC. (the "Company"), on Form 10-QSB for the period ended September 30, 2005:

     (1) Fully complies with the requirements of section 13 or 15 (d) of the Securities Exchange Act of 1934; and

     (2) Fairly presents, in all material respects, the financial condition and result of operations of the Company.





 November 10, 2005



 /s/Helena R. Santos
 ___________________
 Helena R. Santos
 Chief Executive Officer and Chief Financial Officer



 A signed original of this written statement required by Section
 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.